EXHIBIT 10.33

THIS NOTE AND ANY SHARES ACQUIRED UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING THIS NOTE, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THIS NOTE REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.


                    GUARDIAN TECHNOLOGIES INTERNATIONAL, INC.

                           CONVERTIBLE PROMISSORY NOTE

Note Amount:  $50,000                                          December 19,2003


      Guardian Technologies International, Inc., a Delaware corporation (the "Company"), for value received, hereby promises to pay to Scott Porter ("Holder"), the principal sum of Fifty Thousand Dollars ($50,000) with interest as provided below.

      1. Payment.

            a. Payment. Subject to the provisions of Section 3 hereof relating to the conversion of this Note, principal and accrued interest hereof shall be payable sixty (60) days from the date of this Note (the "Maturity Date"). Payments hereunder shall be made by the Company to the Holder, at the address as provided to the Company by the Holder in writing, in lawful money of the United States of America. Interest shall accrue with respect to the unpaid principal amount of the loan from the date of this Note until the Maturity Date at a flat rate of ten percent (10%) or $5,000. Interest at a rate of eighteen (18%) percent per annum, computed on a 365 day year, will be accrued to the outstanding principal and interest, beginning on the sixty-first (61st) day and until such time as the principal and interest have been repaid or converted per
                  Section 3(b).

            b. Prepayment. The Company shall have the right at any time and without penalty to prepay, in whole or in part, the principal outstanding and/or the interest accrued hereunder.

      2. Certain Definitions.

            a.    "Bridge  Notes" shall mean the series of notes,  of which this
                  Note is a part, dated on or about the date hereof, each of which are identical, other than the date of the Note and identity of the Holder.

            b. "Financing" shall mean the first closing of the proposed Private Placement offered through Berthel Fisher & Company Financial Services.

            c. "Financing Securities" shall mean the shares of equity securities of the Company sold in the Financing. d. "Obligations" shall mean all outstanding principal and accrued interest due hereunder.

      3. Conversion.

            a. Conversion Upon Financing. This Note shall convert, at the Holder's option, into the Financing Securities upon the closing of the Financing. The Holder may elect to convert 100% of the principal and interest due, or any part thereof. The Holder is hereby granted the right to convert this note into the Financing on a last dollar in basis. The Holder is guaranteed a participatory position in the Financing.

            b. Conversion Upon Available Funds in Escrow. To the extent that sufficient funds to repay the outstanding principal and accrued interest have been deposited in escrow as part of the Financing, but have not closed by the Maturity Date, the Holder shall earn additional interest on the outstanding principal  and  interest at the  interest  rate  described  in
                  Section 1(a) above. In addition to the interest on the Note, the Holder shall be entitled to receive two thousand (2,000) stock purchase warrants for every thirty (30) days the Note is outstanding beyond the Maturity Date, granting the right to purchase one share of Common Stock for each warrant issued, at a price of $2.50 per share. The stock purchase warrants shall expire eighteen months after the issue date of the warrants. Closing of the funds in escrow must occur within the thirty
                  (30) days immediately following the Maturity Date of the Note.

            c. Conversion Absent Financing within sixty (60) days of execution of this Note. If no Financing shall have occurred within sixty (60) days of the execution of this Note, then the Holder shall be entitled to twenty thousand (20,000) stock warrants entitling the Holder to purchase one share of Common Stock for each warrant at a price of $2.50 per share. The warrants shall have an eighteen (18) month expiration. The Holder may elect to convert all or part of the amount owing under this Note. The stock purchase warrants will be allocated on a pro rata basis to the shares converted (i.e. conversion of1/2of the outstanding principal interest will result in 10,000 stock purchase warrants [20,000/2].

            d. Conversion Price Upon Financing. In the event of a conversion pursuant to subsection 3(a) hereof, the number of shares of the Financing Securities to be issued upon conversion of the Obligations shall equal the aggregate amount of the Obligations divided by the price per share of the Financing Securities issued and sold in the Financing plus any other considerations contained in the Financing.

            e. Conversion Price Absent Financing. In the event of a conversion pursuant to subsections 3(b) or 3(c) hereof, the number of shares of the Common Stock to be issued upon conversion of this Note shall equal the aggregate amount of the Obligations divided by $1.50 .

            f. Notice Regarding Financing. Written notice shall be delivered to the Holder of this Note at the address so indicated on the execution page of the Note and Warrant Purchase Agreement notifying the Holder of the terms and conditions of the Financing, the applicable conversion price, the date on which a conversion may occur and calling upon such Holder to surrender the Note to the Company for cancellation and conversion/repayment in the manner and at the place designated.

            g. Mechanics and Effect of Conversion. No fractional shares of Financing Securities or Common Stock shall be issued upon conversion of this Note. Notwithstanding any other provision of this Note or the Note and Common Stock Warrant Purchase Agreement, upon the conversion of the Obligations under this Note, in lieu of the Company issuing any fractional shares to the Holder, the Company shall pay to the Holder in cash the amount of the Obligations that is not so converted. Upon conversion of this Note pursuant hereto, the Holder shall surrender this Note, duly endorsed, at the principal office of the Company and shall execute such documents as are reasonably required to be executed by all purchasers of the Financing Securities. The Company shall, as soon as practicable thereafter, issue and deliver to such Holder at such principal office a certificate or certificates for the number of shares of the Financing Securities or Common Stock to which the Holder shall be entitled upon such conversion (bearing such legends as are required by applicable state and federal securities laws in the opinion of counsel to the Company), together with any other securities and property to which the Holder is entitled upon such conversion under the terms of this Note. Upon full conversion of this Note pursuant to the terms hereof, the Company shall be forever released from all its obligations and liabilities under this Note. Upon conversion of this Note into Financing Securities or Common Stock, the Holder shall be entitled to all rights and privileges afforded by the Company to other holders of such Financing Securities or Common Stock.

      4. Events of Default. The occurrence of any of the following shall constitute an "Event of Default" under this Note and the Note and Common Stock Warrant Purchase Agreement of even date herewith (the "Purchase Agreement"):

            a. Failure to Pay. The Company shall fail to pay (i) when due any principal payment on the due date hereunder or (ii) any interest or other payment required under the terms of this Note on the date due and such payment shall not have been made within fifteen (15) days of Company's receipt of Holder's written notice to the Company of such failure to pay; or

            b. Voluntary Bankruptcy or Insolvency Proceedings. The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidate or custodian of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its or any of its creditors,
                  (iii) be dissolved or liquidated in full or in part, (iv) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (v) take any action for the purpose of effecting any of the foregoing; or

            c. Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof under any bankruptcy, insolvency or other similar law or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within thirty (30) days of commencement.

            5. Rights of Holder Upon Default. Upon the occurrence or existence of any Event of Default (other than an Event of
                  Default referred to in Paragraphs 4(c) and at any time thereafter during the continuance of such Event of Default, Holder may declare all outstanding Obligations payable by Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Purchase Agreement to the contrary notwithstanding. Upon the occurrence or existence of any Event of Default described in Paragraphs 4(c), immediately and without notice, all outstanding Obligations payable by Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Purchase Agreement to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, Holder may exercise any other right, power or remedy granted to it by the Purchase Agreement or otherwise permitted to it by law, either by suit in equity or by action at law, or both.

      6. Miscellaneous.

            a. Amendment Provisions. Any provision of this Note other than the principal amount and identity of the Holder may be amended, waived or modified upon the written consent of the Company and the parties providing at least a majority of the aggregate principal amounts provided pursuant to the Bridge Notes.

            b. Severability. If any provision of this Note is determined to be invalid, illegal or unenforceable, in whole or in part, the validity, legality and enforceability of any of the remaining provisions or portions of this Note shall not in any way be affected or impaired thereby and this Note shall nevertheless be binding between the Company and the Holder.

            c. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Delaware.

            d. Binding Effect. This Note shall be binding upon, and shall inure to the benefit of, the Company and the Holder and their respective successors and assigns; provided, however, that the Company may not assign its obligations hereunder without the Holder's prior written consent.

            e. Enforcement Costs. The Company agrees to pay all costs and expenses, including, without limitation, reasonable attorneys' fees and expenses, the Holder expends or incurs in connection with the enforcement of this Note, the collection of any sums due hereunder, any actions for declaratory relief in any way related to this Note, or the protection or preservation of any rights of the Holder hereunder.

            f. Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be duly given upon receipt if personally delivered or mailed by registered or certified mail, postage prepaid, or by recognized overnight courier or personal delivery, addressed
                  (i) if to Holder, at the address or facsimile number of such Holder as set forth below such party's name on Exhibit A to the Purchase Agreement, or at such other address or number as such Holder shall have furnished to the Company in writing, or
                  (ii) if to Company, at 21351 Ridgetop Circle, Suite 300, Dulles, Virginia 20166, Attention: Chief Financial Officer or at such other address as Company shall furnish to the Purchaser in writing.

            g. Payment. Payment shall be made in lawful tender of the United States.


            h. Transfer of Note or Securities Issuable on Conversion Hereof. This Note or the securities issuable on conversion hereof may not be transferred in violation of any restrictive legend set forth hereon or thereon. Each new Note issued upon transfer of this Note, and each security issuable on conversion hereof, shall bear the restrictive legend set forth below, unless in the opinion of counsel for Company such legend is not required in order to ensure compliance with the Act:

            "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT."

The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions. Subject to the foregoing, transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of the Company as provided in the Purchase Agreement. Prior to presentation of this Note for registration of transfer, the Company shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue and Company shall not be affected by notice to the contrary.

            i. Headings. Section headings used in this Note have been set forth herein for convenience of reference only. Unless the contrary is compelled by the context, everything contained in each section hereof applies equally to this entire Note.


            IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the date first written above.

                                 Guardian Technologies International, Inc.



                                 By: /S/ Michael W. Trudnak
                                    --------------------------------------------
                                    Name: Michael W. Trudnak
                                    Title: Chairman and Chief Executive Officer